EXHIBIT 1.A.(4)

                         LUTHERAN BROTHERHOOD VARIABLE
                          INSURANCE PRODUCTS COMPANY

                         MANAGEMENT SERVICE AGREEMENT
                         ----------------------------

     This contract is made among Lutheran Brotherhood, a Minnesota corporation ("LB"), Lutheran Brotherhood Securities Corp., a Pennsylvania corporation ("LBSC") and Lutheran Brotherhood Variable Insurance Products Company, a Minnesota corporation, ("LBVIP"), this _______ day of ____________, 1986.

     WHEREAS, LB, LBSC and LBVIP each seek to reduce their operation costs and obtain certain efficiencies available in the equitable and practicable sharing among them of certain common management and administrative procedures, and

     NOW, THEREFORE, the parties hereto, intending to be legally bound hereby, do agree as follows:

     1. LB and LBSC shall furnish to LBVIP in such quantities and at such times as shall be necessary for the efficient and viable operation of LBVIP, all corporate management and administrative services of every nature, including but not limited to, the following categories:

         A. General professional, including management, investment, legal, accounting, and administrative services;

         B. General administrative, including purchasing, receiving, disbursement, bookkeeping, word processing, data processing, graphics, mail, and secretarial services;

         C. Marketing support, including field management, field compensation, promotion, conferences, education, and training services; and,

         D. Other services which the parties shall from time to time agree to be necessary and appropriate for the efficient operations of the parties, including to the extent they are not covered above, but not limited to, the following:

              (1) Compensation procedures, systems and administration of all management, employees and agents;

              (2)  Field Force commissions;

              (3)  Investment procedures, systems and administration;

              (4) Taxes and the applicable reporting thereof to local, state and federal authorities;

              (5) Expenses of examination and other governmental expenses, and fees and expenses of trade associations and bureaus;

              (6)  Underwriting;

              (7)  Claims adjustment;

              (8)  Claims payments;

              (9)  General books of account;

             (10)  Appointment and cancellation of agencies;

             (11)  Policies, endorsements, and related matters;

             (12)  Accounting, statistics, and records;

             (13)  Collection and handling of premiums and moneys;

             (14)  Reinsurance;

             (15)  General overhead;

             (16)  Housing, space and furniture and fixtures;

             (17)  Preparation of financial and other reports;

             (18)  Advertising, sales promotion and agency development;

             (19)  Employment and discharge of personnel;

             (20)  Competition among LB, LBSC and LBVIP;

             (21) Allocations of expenses between company operations of LBVIP and other activities, if any;

             (22)  Cancellation of policies;

             (23)  Refusal of risks;

             (24)  Allocated and unallocated loss adjustment expense;

             (25)  Amendments to this Agreement.

     2. In consideration of receipt of the above described services, LBVIP shall pay to LB and/or to LBSC in such manner and at such times as the parties shall agree, but at least annually, the actual costs of such services.

     3. This is a management service agreement only and does not purport to transfer from one party to another any items of property, either tangible or intangible and all parties shall continue to own, hold, completely control and remain in custody of all items of property to which they are now or in the future entitled without respect to how such properties or the values thereof were created or enhanced.

     4.  Notwithstanding anything to the contrary, LBVIP shall:

         A. Have custody of, responsibility for and complete control of all of its investments;

         B. Own, have custody of and keep its general corporate accounts and records;

         C.  Own all the records of its business;

         D.  Have an ultimate veto right on underwriting;

         E.  Have the ultimate right to cancel any risk;

         F. Have an ultimate veto on appointment of agents and the ultimate power to cancel any agency;

         G. Have an ultimate responsibility for and general control of claims adjustment and claims payments;

         H. Be entitled to any premiums collected by LB or LBSC which shall be held in a fiduciary capacity and be paid over to LBVIP immediately following collection;

         I. Retain an adequate right of cancellation of the contract and discharge of the manager in the event LB or LBSC fails to satisfactorily perform;

         J.  Retain the ultimate veto right over commission rates.

     5. This Agreement may not be assigned, transferred or amended without the express written consent of each party.

     6. The duration of this Agreement shall be perpetual provided that any party may at any time call, in writing for a renegotiation of its provisions and that any party may cancel this agreement upon reasonable written notice to the other parties.

     IN WITNESS WHEREOF, the parties have signed in Minneapolis, Minnesota, on the date first above written.

                                       LUTHERAN BROTHERHOOD
(SEAL)
                                       By
                                         -----------------------------------
                                         Luther O. Forde
                                         Its President


                                       LUTHERAN BROTHERHOOD SECURITIES CORP.
(SEAL)
                                       By
                                         -----------------------------------
                                         Mitchell F. Felchle
                                         Its President


                                       LUTHERAN BROTHERHOOD VARIABLE
                                       INSURANCE PRODUCTS COMPANY
(SEAL)
                                       By
                                         -----------------------------------
                                         Luther O. Forde
                                         Its President


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